RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series: 		Neuberger Berman AMT High Income Bond Portfolio

2.	Name of Issuer:				West Corp 11.00% 10/15/2016

3.	Date of Purchase:			10/16/2006

4.	Underwriter from whom purchased:	Deutsche Bank Securities

5.	Affiliated Underwriter managing or participating in underwriting syndicate:
 	Lehman

6.	Is a list of the underwriting syndicates members attached?	Yes   X  No   __

7.	Aggregate principal amount of purchase by all investment companies advised
	by the Adviser and all other accounts with respect to which the Adviser has
	management discretion and exercised such discretion with respect to the
	purchase: 	20,000,000

8.	Aggregate principal amount of offering:				450,000,000

9.	Purchase price (net of fees and expenses): 			100

10.	Date offering commenced: 					10/16/2006

11.	Offering price at close of first day on which any sales were made:	100

12.	Commission, spread or profit: ___2.50___%		$_____/share

13.
Have the following conditions been satisfied?
                                                                   Yes    No
a.
The securities are:









part of an issue registered under the Securities Act of 1933 which is being offered to the public;

                                                                  ____    ____







part of an issue of Government Securities;


                                                                  ____    ____






Eligible Municipal Securities;

                                                                  ____    ____







sold in an Eligible Foreign Offering; or

                                                                  ____    ____







   sold in an Eligible Rule 144A offering?

                                                                     X    ____







(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)








b.
(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

                                                                     X    ____







(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

                                                                  ____    ____






c.
The underwriting was a firm commitment underwriting?

                                                                     X    ____






d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?

                                                                     X    ____






e.
The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.

                                                                     X    ____






f.
1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

                                                                  ____    ____



                                                                   Yes    No

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

                                                                  ____    ____







(i)	The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

                                                                  ____    ____







(ii)	The principal amount of the offering of such class in any concurrent pubic offering?

                                                                     X    ____






g.
(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

                                                                     X    ____







(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

                                                                  ____    ____






h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?

                                                                     X    ____


Approved:		Date:



RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:    WSTC 11%  2016



                        Comparison # 1    Comparison # 2    Comparison # 3
Security Name           WSTC 11%          Activant          TPORT 11.875%
(include cusip)         2016, CUSIP       Solutions, Inc    2016, CUSIP
                        952355AD7         9.5% 2016,        87238CAC
                                          CUSIP
                                          00506TAH8
Yield to Maturity       11% at 100,       9.5% at 100,      11.875% at 100,
                        +622              +422              +694

Type of Offering        144A with reg     144A w/reg        144A w/reg
(e.g., registered,      rights            rights            rights
144A)


Date offering
commenced               10/05/06          4/27/06           8/11/2006

Offering Price at
Issue        	        100               100               100

Was an affiliate
managing or a member
of the syndicate?       YES               YES               YES
(this is not required
and it is preferable
that the comparable not
include an affiliate).

Spread ($) or (%)
                        2.5                2.75              2.0

Note:  Minimum of two comparisons must be completed for each purchase.



B1